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                                                                     EXHIBIT 1.3


                                WARRANT AGREEMENT



                                     BETWEEN



                              CUIDAO HOLDING CORP.


                                       AND


                     FLORIDA ATLANTIC STOCK TRANSFER, INC.,


                                AS WARRANT AGENT





                        DATED AS OF _______________, 1998


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      WARRANT AGREEMENT dated as of __________, 199__ between Cuidao Holding
Corp., a Florida corporation (the "COMPANY") and Florida Atlantic Stock Transfer, Inc. (together with its permitted successors and assigns, the "WARRANT AGENT").

      WHEREAS, the Company proposes to offer for sale 260,000 Units, consisting of 260,000 shares of its common stock, $.0001 par value (the "COMMON STOCK") 260,000 Common Stock Purchase Warrants (the "WARRANTS") at a price of $5.75 per Unit, for an aggregate offering price of $1,495,000;

      WHEREAS, each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $8.00, subject to adjustment, at any time until ________, 2001 (the Common Stock issuable upon exercise of the Warrants shall hereinafter be referred to as the "WARRANT SHARES");

      WHEREAS, the Company wishes the Warrant Agent to act as warrant agent on behalf of the Company in connection with the issuance, division, transfer, exchange, substitution and exercise of the Warrants, and the Warrant Agent is willing to so act.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

      SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

      SECTION 2. Warrant Certificates. The certificates evidencing the Warrants (the "WARRANT CERTIFICATES") shall be substantially in the form set forth in Exhibit A attached hereto.

      SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its President or a Vice President, and by its Secretary or an Assistant Secretary. Each such signature may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office.


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      In case any officer of the Company who shall have signed any of the
Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

      SECTION 4. Registration and Countersignature. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer of the Company, countersign and deliver Warrant Certificates as provided in this Agreement entitling the holders thereof initially to purchase not more than the number of Warrant Shares referred to in the first recital hereof. The Company has appointed the Warrant Agent as the register with respect to the Warrants. The Warrant Agent shall number and register the Warrant Certificates in a register.

      The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrants as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing on the certificate relating thereto), for all purposes, and shall not be affected by any notice to the contrary and shall not be bound to recognize any equitable or other claim to or in the Warrant on the part of any other person.

      SECTION 5. Registration of Transfers and Exchanges.

      (a) Transfer and Exchange of Warrants. When Warrants are presented to the Warrant Agent with a request (i) to register the transfer of the Warrants or
(ii) to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Warrants so presented have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the holder thereof or by his attorney and duly authorized in writing.


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      (b)   Obligations with Respect to Transfers and Exchanges of Warrants. To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Sections 3 and 4 and this Section 5, Warrants as required pursuant to the provisions of this Section 5. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

      Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent, nor the Company shall be affected by notice to the contrary.

      No service charge shall be made to a holder for any registration, transfer or exchange.

      SECTION 6. Exercise of Warrants.

      (a) Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised commencing on ________, 1998 and until 5:00 P.M., New York Time, on __________, 2001 to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as herein defined) then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 P.M., New York Time, on _________, 2001 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

      (b) A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15(a)(2) promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and upon payment to the Company of the exercise price of $8.00 (the "EXERCISE PRICE"), as adjusted as provided herein, for each


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Warrant Share in respect of which a Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check in lawful money of the United States of America to the order of the Company.

      Subject to the provisions of Section 7 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13 hereof.

      The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

      (c) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent and disposed of by the Company in accordance with applicable law. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders and the Company during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

      SECTION 7. Redemption Right. The Company shall have the right, exercisable immediately, to redeem all or, at the discretion of the Company, any portion of the Warrants at a price of $.05 per Warrant, at any time prior to their expiration on not less than 30 days' written notice, if the Quoted Price (as defined in Section 13 hereof) of the Common Stock equals or exceeds $10.00 per share for 30 consecutive trading days ending within 10 days of a notice of redemption from the Company. The redemption right provided for


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herein shall be exercisable by written notice (the "REDEMPTION NOTICE")
delivered to a registered holder of a Warrant. The Redemption Notice shall at least indicate the number of Warrants to be repurchased and the date on which the redemption is to be effected, such date to be not more than forty-five (45) days after the date of the Redemption Notice. No fractional Warrants shall be repurchased by the Company.

      SECTION 8. Payment of Taxes. The Company shall pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not due.

      SECTION 9. Mutilated or Missing Warrant Certificates.If any mutilated Warrant Certificate is surrendered to the Warrant Agent, or the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, the Company shall issue and the Warrant Agent, upon the written order of the Company signed by two officers of the Company, shall countersign a replacement Warrant Certificate if the Warrant Agent's requirements for replacements of Warrant Certificates are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the holder of such Warrant Certificate that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent or any agent from any loss that any of them may suffer if a Warrant Certificate is replaced. The Company or the Warrant Agent may charge for the expenses in replacing a Warrant Certificate.

      Every replacement Warrant Certificate is an obligation of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Warrant Certificates duly issued hereunder.

      SECTION 10. Reservation of Warrant Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of all outstanding Warrants.


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      The Company or, if appointed, the transfer agent for the Common Stock shall be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the transfer agent for the Common Stock.

      Before taking any action that would cause an adjustment pursuant to
Section 12 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take all action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

      The Company covenants that all Warrant Shares issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

      SECTION 11. Government Approvals and Stock Exchange Listings. The Company shall use its best efforts to (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make securities acts filings under federal and state laws, if any, that are required to permit the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of the Warrants, and (b) have the Warrant Shares, immediately upon their issuance, listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

      SECTION 12. Adjustments; Etc. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

      (a)   Merger, Sale of Assets, etc.

            If at any time while the Warrants, or any portion thereof, are outstanding and unexpired there shall be (1) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (2) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (3) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any


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other person, then as part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of Warrants shall thereafter be entitled to receive upon exercise of the Warrants, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the Warrant Shares deliverable upon exercise of the Warrants would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the Warrants had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 12. The foregoing provisions of this Section 12(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of Warrants. If the per-share consideration payable to the holder thereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of the Warrants with respect to the rights and interests of the holders thereof after the transaction, to the end that the provisions of the Warrants shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of Warrants.

      (b)   Reclassification, etc.

            If the Company, at any time while Warrants, or any portion thereof, remain outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under the Warrants exist into the same or a different number of securities of any other class or classes, the Warrants shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under the Warrants immediately prior to such reclassification or other change and the Exercise Price thereof shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

      (c)   Split, Subdivision or Combination of Shares.

            If the Company at any time while Warrants, or any portion thereof, remain outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under the Warrants exist, into a different number of securities of the same class, the Exercise Price for such


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securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

      (d)   Adjustments for Dividends in Stock or Other Securities or Property.

            If while Warrants, or any portion thereof, remain outstanding and unexpired, the holders of the securities as to which purchase rights under the Warrants exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, Warrants shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of Warrants, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had he been the holder of record of the security receivable upon exercise of a Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 12.

      (e)   Form of Warrants.

            The Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per Warrant Share and the number or kind or class of shares or other securities or property purchasable under the Warrant Certificate made in accordance with the provisions of this Agreement. However, irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are used in the Warrants initially issuable pursuant to this Agreement.

      SECTION 13. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section


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13, be issuable on the exercise of any Warrants (or specified portion thereof), upon payment in full of the Exercise Price with respect to such fraction of a Warrant Share the Company shall pay an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the day immediately preceding the date the Warrant is presented for exercise, provided that at the request of the Warrant holder, the Exercise Price with respect to such fraction of a Warrant Share may be netted against the cash to be paid by the Company under this Section 13.

      With respect to this Agreement, the "CURRENT MARKET PRICE" per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "QUOTED PRICE" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq Stock Market, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Current Market Price shall be determined in good faith by a nationally recognized investment banking firm that is a member firm of the National Association of Securities Dealers, Inc. and independent of the Company.

      SECTION 14. Notices to Warrant Holders. Upon any adjustment or action required to be taken pursuant to Section 12 of this Agreement, the Company shall
(a) promptly prepare a certificate setting forth such adjustment or action and a brief statement of the facts accounting for such adjustment or action, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) send a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 19 hereof.

      In case:

      (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or


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      (b)   of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, in accordance with Section 19 hereof, a written notice stating, as appropriate, (i) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

      Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

      SECTION 15. Concerning the Warrant Agent. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and disbursements and other reasonable disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The indemnification provided for hereunder shall survive the expiration of the Warrants and the termination of this Agreement.

      The Warrant Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate for Warrant Shares or for other securities of the Company,


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instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it, after proper inquiry or examination, to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

      SECTION 16. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18 hereof. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and, in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificate either in the name of the predecessor or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates in this Agreement.

      In case at any time the name of the Warrant Agent shall be changed, and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and, in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

      SECTION 17. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company, by its acceptance hereof, and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:


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      (a)   The Warrant Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person reasonably believed by the Warrant Agent to be the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Warrant Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

      (d) The Warrant Agent shall not be liable for, or by reason of, any statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except as to the fact that it has countersigned the Warrant Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

      (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 12 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Warrants evidenced by Warrant Certificates after receipt of the certificate described in Section 14 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of


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any shares of Common Stock or other securities to be issued under this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

      (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any person reasonably believed by the Warrant Agent to be the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary or the Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with written instructions of any such person. Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five business days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

      (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement to the extent lawfully permitted to so act. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

      (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees), and the Warrant Agent shall not be answerable or accountable for any act or omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Warrants resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

      (i) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

      (j) If, with respect to any Warrant Certificate surrendered to the Warrant Agent for exercise or transfer, the form of election to purchase or transfer, as the case may be, has not been completed, the Warrant Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

      (k) The Warrant Agent shall not be required to take notice of, or be deemed to have notice of, any fact, event or determination under this Agreement unless and until the Warrant Agent shall be specifically notified in writing of such fact, event or determination.

      SECTION 18. Change of Warrant Agent. The Warrant Agent or any successor Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Notwithstanding any provision to the contrary contained herein, the removal or resignation of the Warrant Agent will not be effective until such time as a successor Warrant Agent has been appointed in accordance with the terms of this Agreement. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation or other business organization organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock and mail notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this
Section 18, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

      SECTION 19. Notices. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, or next-day air courier, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company) as follows:

                      Cuidao Holding Corp.
                      3201 West Griffin Road, Suite 204
                      Ft. Lauderdale, Florida 33312-6900
                      Attention: Mr. C. Michael Fisher, President

                      with a copy to:

                      Law Offices of John W. Martin
                      5777 West Century Boulevard, Suite 1540
                      Los Angeles, California 90045
                      Attention: John W. Martin, Esq.

      Subject to the provisions of Section 16 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the registered holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                      Florida Atlantic Stock Transfer, Inc.
                      5701 N. Pine Island Road, Suite 310B
                      Tamarac, Florida 33321
                      Attention: Mr. Rene Garcia, President

      Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given and when and if deposited in the mail, first class or registered, postage prepaid, or next-day air courier, addressed (until the Company is otherwise notified in accordance with this Section by such holder) or next-day air courier to such holder at the address appearing on the Warrant register of the Company.

      SECTION 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order (i) to cure any ambiguity or (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants. The consent of each registered holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased. The Warrant Agent shall be entitled to receive and, subject to Section 17 hereof shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign any amendment or supplement until the Company's board of directors approves it.

      SECTION 21. Determinations and Actions by the Board of Directors, etc. All actions, calculations, interpretations and determinations (including, without limitation, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall not subject the Board of Directors, or any member thereof, to any liability to the holders of the Warrant Certificates.

      SECTION 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder. Upon becoming a successor to the Company, such successor shall be deemed to be the Company for the purposes of this Agreement.

      SECTION 23. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      SECTION 24. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      SECTION 25. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                             CUIDAO HOLDING CORP.



                      By______________________________________
                             Name: C. Michael Fisher
                             Title: President



                             FLORIDA ATLANTIC STOCK TRANSFER,
                      INC.


                             By:_____________________________________
                             Name: Rene Garcia
                             Title: President

                                                                       EXHIBIT A

                          [Form of Warrant Certificate]

                                     [Face]



                              CUIDAO HOLDING CORP.


                         Void After ______________, 2001
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE


      THIS CERTIFIES THAT, for value received, ____________________ or registered assigns, is the owner of the number of Common Stock Purchase Warrants ("Warrants") set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the owner hereof to purchase during the three year period commencing _____________, 1998 until 5:00 P.M., New York Time, on ______________, 2001, one fully paid and nonassessable share of common stock, $.0001 par value, of Cuidao Holding Corp., a Florida corporation (hereinafter called the "Corporation") (such shares of common stock being hereinafter referred to as the "Common Stock"), upon payment of the warrant price (as hereinafter described); provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of shares of Common Stock purchasable upon the exercise of the Warrants may be increased or reduced and the warrant price may be adjusted. Subject to adjustment as aforesaid, the initial warrant price per Warrant (hereinafter called the "warrant price") shall be $8.00 per Warrant. As provided in said Warrant Agreement, the warrant price and any and all applicable taxes due in connection with the exercise of the Warrants, the exchange of the initial Warrants for Common Stock and the issuance of the Common Stock is payable, upon the exercise of the Warrants, in lawful money of the United States either in cash or by certified check or bank draft to the order of the Corporation.

      Under certain conditions as set forth in the Warrant Agreement, the Warrants may be called for redemption as a whole at any time or in part from time to time after the Warrants become exercisable and prior to the expiration of the Warrants at a redemption price of $.05 per Warrant upon not less than 30 days' prior written notice if the closing bid price of the Common Stock equals or exceeds $10.00 per share for 30 consecutive trading days ending within 10 days of the notice of redemption.

      Upon the exercise of the Warrants, the form of election to purchase on the reverse hereof must be properly completed and executed and this Warrant Certificate surrendered. In the event that less than all of the Warrants represented by this certificate are exercised at any one time, a new Warrant Certificate for the remaining number of unexercised Warrants will be issued upon such surrender.

      Prior to the due presentment for registration of transfer of this Warrant Certificate, the Corporation and the Warrant Agent may deem and treat the registered holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notation of ownership or other writing herein made by anyone other than a duly authorized officer of the Corporation or the Warrant Agent), for all purposes, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary.

      This Warrant Certificate is issued under, and the rights represented hereby are subject to, the terms and provisions contained in a Warrant Agreement
dated           , 1998, by and among the Corporation and Florida Atlantic Stock
Transfer, Inc., as Warrant Agent (the "Warrant Agent"), and is further subject to all the terms and provisions of which the registered holder of this Warrant Certificate, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Corporation thereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.

      The Corporation shall not be required upon the exercise of the Warrants to issue fractions of shares of Common Stock.

      The Warrants are transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant Certificate and the payment of any transfer taxes. Upon any such transfer, a new Warrant Certificate, or new Warrant Certificates of different denomination, of like tenor and representing an equal aggregate number of Warrants will be issued to the transferee in exchange for this Warrant Certificate which shall be canceled. This Warrant Certificate when surrendered at the office of the Warrant Agent (or of its successors as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing an equal number of Warrants; provided, however, that in the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such certificate and issue new Warrant Certificates in exchange therefor until the Warrant Agent has received an opinion of counsel for the Corporation stating that such transfer may be made and indicating whether the new Warrant Certificate must also bear a restrictive legend.

      If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock purchasable upon the exercise of the Warrants are closed for any purpose, the Corporation shall not be required to make delivery of certificates for the Common Stock purchasable upon such exercise until the date of the reopening of said transfer books.

      The Corporation shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of the Warrants unless a registration statement under the Securities Act of 1933, as amended, is effective with respect to such Common Stock. Warrants shall not be exercisable by the owner in any state where such exercise would be unlawful.

      The holder of Warrants shall not be entitled to any of the rights of a stockholder of the Corporation prior to the exercise thereof.

      This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signature of the President and attested by the facsimile signature of its Secretary.

Dated:

                              CUIDAO HOLDING CORP.

                      By:________________________________________
                                    President


                      By:________________________________________
                                    Secretary


COUNTERSIGNED


FLORIDA ATLANTIC STOCK TRANSFER, INC.
        Warrant Agent


By:_____________________________
        Authorized Signature

                      [Reverse Side of Warrant Certificate]


                              ELECTION TO PURCHASE
      To be Executed by the Registered Holder in Order to Exercise Warrants


To:   Cuidao Holding Corp.
      c/o Florida Atlantic Stock Transfer, Inc.
      5701 N. Pine Island Road, Suite 310B
      Tamarac, Florida 33321


      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for and to purchase thereunder ___________________ shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares shall be issued in the name of __________________ and be delivered to _________________ and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant(s) be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:_______________________            Signature____________________
                                         NOTE: The above signature must
Name:________________________            correspond with the name as
written                                  upon the face of  this Warrant
Address:_____________________            Certificate or with the
                                         name of the assignee appearing in
_____________________________            the assignment form below in every
                                         particular without alteration or
                                         enlargement or any change
                                         whatever.

                                         *Signature Guaranteed:_________

                                   ASSIGNMENT
       To Be Executed by the Registered Holder in Order to Assign Warrants

For value received______________________ hereby sell, assign and transfer unto __________________________________________________(_____) Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrants on the books of the within named Corporation, with full power of substitution in the premises.

                             Dated__________________, 19_____


                                     Signature:_________________________________
                                     NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever.


                                     *Signature Guaranteed:_____________________


*In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by an eligible guarantor institution (Bank,Stockbrokers, Savings and Loan Association and Credit Unions), with membership in an approved signature guarantee medallion program pursuant to S.E.C. Rule 17Ad-15.